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                                                                  Exhibit (4)(f)

                              CERTIFICATE OF TRUST

                                       OF

                               CMS ENERGY TRUST IV

              The undersigned, the trustees of CMS ENERGY TRUST IV, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
Section 3810 hereby certify as follows:

         1. The name of the business trust being formed hereby is CMS ENERGY TRUST IV (the "Trust").

         2. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:

                           The Bank of New York (Delaware),
                           a Delaware banking corporation
                           White Clay Center, Route 273
                           Newark, Delaware  19711

Dated:  November 22, 2000

                                             /s/Alan M. Wright
                                            ---------------------------
                                            Alan M. Wright, as Trustee


                                            /s/Thomas A. McNish
                                            ---------------------------
                                            Thomas A. McNish, as Trustee




                                            The Bank of New York (Delaware)
                                                    as Trustee

                                            /s/ William T. Lewis
                                            ---------------------------
                                            Name:
                                            Title: Authorized Signatory